                                                                   Exhibit 10.43


                              OFFICER'S CERTIFICATE


         I, the undersigned, do hereby certify and represent that:

         1. I am the duly elected Chairman, President and Chief Executive Officer of deCODE genetics, Inc., a Delaware Corporation.

         2. Pursuant to Rule 306(a) of Regulation S-T, the following exhibit
10.43 to deCODE genetics, Inc.'s Registration Statement on Form 10 is a fair and accurate English translation of a document prepared in the Icelandic language.

         IN WITNESS WHEREOF, I have signed this Officer's Certificate in my capacity as Chairman, President and Chief Executive Officer of deCODE genetics, Inc. on this 25th day of April, 2000.



                        By:    /s/  Kari Stefansson
                            --------------------------------------
                        Name:   Kari Stefansson
                        Title:  Chairman, President and Chief Executive Officer

                            PROPERTY LEASING CONTRACT
                      ON OFFICE PREMISES AT HLIOARSMARI 15

1.   PARTIES TO THE LEASE:

     LESSOR: Miojan ehf., State Reg. No. 580294-3599, Hlioarsmari 17, 200
             Kopavogur, tel. 554-6664.
     LESSEE: Islensk erfoagreining ehf., State Reg. No. 691295-3549, Lynghals 1,
             110 Reykjavik, tel. 570-1900.

2.   DEFINITION OF THE LEASED PROPERTY:
The leased property consists of the second, third, and fourth floors of the office building at Hlioarsmari 17, currently under construction, in the town of Kopavogur. More specifically, it consists of 397 m(2) on the second floor, property lot registered no. 02-02 by the Valuation Office of Iceland, 963 m(2) on the third floor, property lots no. 03-01 and 03-02, and 550 m(2) on the fourth floor, property lot no. 04-01. The total gross size of the leased property is therefore 1,910 m(2) including a mezzanine floor and shared premises of all lessees of the building. The premises are leased for the office activities of Islensk erfoagreining ehf., and will be furnished as required by the Lessee in accordance with Article 5 of this Contract. The parking area on the site shall be shared with other lessees of the building. The Lessee may not use the building for activities unrelated with those specified above, without the prior consent of the Lessor. The Lessee may not use the interior part of the joint property for his activities, or in any other way curtail the functional value of this part of the building.

3.   LEASE PERIOD AND DATE OF DELIVERY:

     COMMENCEMENT OF LEASE PERIOD: 1 July 2000.
     END OF LEASE PERIOD: 30 June 2005.

The property shall be delivered, in a completed state, in four (4) stages as follows:

         Property lot no. 02-02             1 June 2000, along with the interior
                                            part of the joint property
         Property lot no. 03-01             15 June 2000
         Property lot no. 03-02             1 July 2000
         Property lot no. 04-01             15 July 2000

The above dates of delivery are subject to the condition that all design shall have been completed by 20 March 2000. As indicated above, the date of actual commencement of the lease period is variable, in accordance with the date of delivery of each property lot. The "joint commencement of the lease period", however, is fixed at 1 July 2000 for the sake of convenience only and payments are adjusted below in Article 4 of this Contract. In other respects this Leasing Contract shall remain in effect for five years as described above, and shall be terminated without notice from either party on 30 June 2005. The Lessee shall have the right of first refusal to lease the property when the five-year period has expired, in the event of continuing lease of the property (cf. Article 51 of the Property Rental Act No. 36/1994), provided that a new leasing contract is then made. If the Lessee wishes to exercise his rights of first refusal to lease the property, he shall announce this in writing to the Lessor in a verifiable manner at no later date than 31 March 2005. Should he not choose to do so, his right of first refusal shall lapse (cf. Article 51 of the Property Rental Act).

4.   LEASE AMOUNTS, PAYMENTS, AND PLACE OF PAYMENT:

Value Added Tax shall be added to the rent, which shall be in the amount of ISK 1,871,800 (VAT not included) or ISK 2,330,391 (VAT included) per month, in letters ISK two million three hundred and thirty thousand three hundred ninety one 00/100, not including operating expenses as described in Article 7 of this Contract. The rent is calculated on the basis of the consumer price index of 1 February 2000 (195.5 points) and shall be adjusted up or down every month, for the first time on 1 August 2000. Rent for the period 1 July 2000 - 31 July


                                  LL/p. 1 of 4

2000, ISK 1,871,800 plus VAT, shall be paid on signature of this Contract together with a balancing amount due to different dates of delivery of the units, calculated as 325 m(2) for one month or ISK 318,500 plus VAT. A total of ISK 2,190,625 (VAT not included), or ISK 2,727,328 (VAT included), shall therefore be paid on signature of the Contract. Rent shall thereafter be paid monthly, one month at a time in advance, due on the first day of every month and with a final due date on the fifth day of every month, for the first time on 1 August 2000. The rent shall be paid into the Lessor's checking account no. 1135-26-777 in the Savings Bank of Kopavogur.

5.   ALTERATIONS AND RETURN OF THE LEASED PROPERTY:

The Lessor shall deliver the leased property, including the joint property and site, in a fully finished state. The Lessor will arrange to have interior furnishings designed at his expense according to the Lessee's requirements. Design work shall be done by the designer of the building in consultation with the Lessee, and final plans shall be submitted to the Lessee for approval. The Lessor shall deliver the leased property fully completed, as follows: Partition walls shall be plastered and isolated with insulating wool, and reach to the ceiling. Partitioned rooms shall be finished with doors of cherry wood and window units in the interior walls with recessed blinds. The building shall be delivered freshly painted on the inside in light colours, with wiring ducts along the exterior walls and installed radiators on every floor. Installation channels shall contain electrical cables, computer installations and telephone wires, and be equipped with a normal number of electricity and computer sockets. Ceilings on the 4th floor shall be panelled with material of the Lessor's choice, but 2nd and 3rd floor ceilings shall be suspended system ceilings with mounted work lamps. Work lamps (about 2x36W) shall be connected to electricity and delivered with installed fluorescent bulbs. The number of lamps shall be sufficient to provide adequate light for work. All floors shall be linoleum-covered. Bathrooms and storage rooms for cleaning material and apparel shall be installed on every floor, equipped with toilets, washbasins, doors, flooring, and water taps. Fire alarm and security systems will be installed. However, the Lessor is not required to deliver the leased property with a reception desk, cooker, refrigerator, window blinds, shelves and similar items. The joint property shall be fully functional and complete with elevator, doors, hand rails, and linoleum chosen by the Lessor. The standard for the fully finished leased property shall be the joint premises and property lot no. 03-02 at Hlioarsmari 17, the premises of the company Ban ehf., and property lot no. 02-02 in the same building which the Lessee has thoroughly inspected. The site shall be paved with asphalt and fully finished as soon as possible, when the thaw in the ground frost permits, no later than 15 July 2000. The interior of the joint property, however, shall be delivered in a fully finished state on 1 June 2000. As regards the furnishing of the leased property, it shall be assumed that the premises will be fully furnished for maximum utilisation regarding the order of rooms on each floor so that the lessee will not face any limitations in the number of rooms in order to satisfy the needs of the company whether in respect of offices, storage rooms, conference rooms or open spaces. Should the Lessee on the other hand decide that he wants e.g. more expensive flooring material in certain spaces, more sophisticated kitchen furnishings, aluminium installation channels etc, he shall then pay the resulting additional cost in the form of higher rent or by a lump sum payment. All fixed furnishings installed by the Lessee subsequent to delivery shall become the property of the Lessor upon the end of the lease period or termination of this Contract without special compensation. The Lessee has familiarised himself with other operations conducted in the building. Markings relating to the operations of the Lessee shall be installed in consultation with the owners of the building, and shall not be in conflict with rules of the building and municipal regulations. The leased property shall be returned at the end of the lease period along with all appurtenances, in no worse condition than upon commencement thereof apart from normal wear.

6.   MAINTENANCE OF THE LEASED PROPERTY:

The Lessee shall, at his own expense, arrange for all indoor maintenance, e.g. flooring, appliances, and equipment. The Lessor shall arrange for all maintenance of the site and the


                                  LL/p. 2 of 4
exterior of the building, including pipe and drainage channels even if they may be regarded as being located indoors.

7.   OPERATING EXPENSES:

The Lessee shall pay all operating expenses, including the expense incurred by the use of water and electricity in the leased property, and heating expenses. The Lessee shall pay electricity expenses according to a separate meter, but heating expenses are included in a building fund which is calculated proportionally at each time. The monthly contribution to this fund is estimated at ISK 107,000 and will be collected each month by a building association service of a bank or savings bank that will be chosen by the board of the building's as yet unfounded house association. The Lessee's proportional contribution to the house fund shall be 59.2%. The house fund also covers cleaning, heating and electricity of the joint property, clearing of snow from the parking area, garbage collection, cleaning of exterior windows, mowing of the lawn and the like. The Lessor shall pay all property taxes, and all expenses incurred by renovation of the exterior of the building, joint property or outlying premises.

8.   RIGHTS AND OBLIGATIONS:

The Lessee shall treat the leased property in every way consistent with generally accepted principles regarding such treatment. The Lessor shall, in consultation with the Lessee, have the right of access to the leased property for the purposes of conducting improvements on the building or showing it to prospective lessees/buyers, provided that he gives reasonable notice of any intent to exercise this right.

9.   SALE AND SUBLETTING OF THE LEASED PROPERTY:

Sale of the leased property is not subject to approval of the Lessee. Upon sale, the Lessor shall surrender his ownership to the leased property to the buyer, who will in every regard replace the Lessor as of an agreed date of delivery of the property. They buyer will assume all rights and duties of the Lessor, whereas the rights and duties of the Lessee remain unaltered. The Lessor shall inform the Lessee of the sale of the property in a verifiable manner within 30 days of signing a purchase contract. The Lessee may, partially or entirely, sublet the leased property to a third party conducting similar operations, subject however to the Lessor's written consent.

10.  INSURANCE AND LIABILITY

The Lessee undertakes to take out insurance with a recognised insurance company, covering damage to the furnishings from water, fire, etc. The Lessor shall purchase homeowner's insurance for the leased property itself. The Lessor is not responsible for damage that may occur to the Lessee's property in the leased property from accidents such as water damage, fire, smoke etc., except damage unlawfully caused by the Lessor himself or people for which he is responsible. The Lessee exercise care regarding fire in the building and ensure that there is no fire hazard from electrical cables, machines, and other things that he keeps and uses in the building. The Lessor shall ensure that upon delivery the leased property complies with fire safety regulations regarding office buildings. Subsequent to delivery, however, the Lessee shall at his own expense arrange for all necessary fire safety measures in the leased property, which may be required by the Reykjavik Fire Authority due to the operations conducted by the Lessee or alterations that he may have done to the leased property. The Lessor's liability for damage which the Lessee may suffer will in other respects be determined by general rules on compensation.

11.  DEFAULT

Remedies available to the Lessor in case of default on the part of the Lessee shall be determined by the provisions of the Property Rental Act no. 36/1994. All expenses incurred by clearing the building, and moving and storing the Lessee's property shall be paid by the Lessee. Penalty interest of the rent amount shall be calculated according to the postings of the


                                  LL/p. 3 of 4

Central Bank of Iceland from the date that payment was due, if rent is not paid on the final due date.

12.  GUARANTEE

To ensure performance of this Leasing Contract the Lessee submits a bank guarantee to the amount of ISK 11,230,800, the equivalent of six month's rent (VAT not included). The bank guarantee shall remain valid until 31 August 2005, and the Lessor shall draw funds from it to compensate for any non-performance or damage to the building which may occur before that date. Should default occur in payment of the rent (cf. Article 11 above) and collecting measures fail, the Lessor may draw on the bank guarantee for payment of the rent amount owed by the Lessee. In other respects the bank guarantee is for the purpose of compensating for damage to the building for which the Lessee is responsible. However, in the event of damage to the building, the Lessor may not draw on the bank guarantee before a court of law has ruled on the Lessee's obligation to pay. By signing this Leasing Contract the Lessor confirms reception of the aforesaid banker's guarantee to the amount of ISK 11,230,800 (VAT not included), and of the payment of rent to the amount of ISK 2,727,328 (VAT included) i.e. for the period from the delivery of single units of the building until 31 July 2000.

13.  SPECIAL PROVISIONS

     13.1 The Lessor has familiarised himself with the Lessee's ability to pay and examined a transcript from the register of companies.

     13.2 The Lessee has examined printed material from the Valuation Office of Iceland regarding the leased property, the agreement on the division of the premises, basic plans, and transcripts from the register of companies regarding Miojan ehf. and Faghus ehf.

     13.3 In the event of disputes arising in relation to this Contract, such disputes shall be submitted to the District Court of Reykjanes.

     13.4 Matters to which the provisions of this Contract do not apply shall be settled according to the provisions of the Property Rental Act no. 36/1994.

     13.5 By signing this contract, the Lessee agrees that the building will be registered so as to permit imposition of VAT on rent payments.

     13.6 The Lessee is aware that conveyance of title between the building parties of Hlioarsmari 15, i.e. Faghus ehf., State Reg. 540187-1429, and Miojan ehf., State Reg. 580294-3599, which company will be the property's operating party and final lessor, will not take place until the building has been constructed and the leased property fully furnished or at the very latest on 15 July 2000. Both companies are owned by the same individual, who signs this Contract on behalf of both. The signature on behalf of Faghus entails that that company will temporarily assume all responsibilities and rights of the Lessor as described in this Leasing Contract.

     This Contract is made in three identical copies, one copy to be held by each of the parties thereto. One copy shall be kept in the custody of Leigulistinn ehf. In confirmation of all the aforesaid, this Contract is signed by the parties thereto in the presence of witnesses.

                                    Reykjavik, 1 March 2000

                                    Jon Por Hjaltason [sign.] 160653-4469
                                    For Miojan ehf. and Faghus ehf.
                                    as Lessor
                                    Elin Poroardottir [sign.]
                                    For Islensk Erfoagreining ehf., 691295-3549,
                                    Kari Stefansson, as Lessee

Witnesses to the correct date, signatures and financial competence of the parties:
Gunnar Poroarson [sign.]         Auour Sturludottir [sign.], Id. No. 241175-3169


                                  LL/p. 4 of 4

                                                          Reykjavik 1 March 2000

I the undersigned hereby authorise Ms. Elin Poroardottir, Id. No. 060769-4969, to sign the Leasing Contract on Hlioarsmari 15, 200 Kopavogur, on behalf of Islensk erfoagreining.

Kari Stefansson [sign.]
Islensk erfoagreining


Witnesses:

Vioir Finnbogason [sign.] Id. No. 020973-4049
                  Ingibjorg Garoarsdottir [sign.] Id. No. 031072-3289

                                    GUARANTEE


GUARANTOR:        The National Bank of Iceland
                  Breioholt Office
                  Alfabakki 10, 109 Reykjavik

BUYER:            Islensk erfoagreining ehf.
                  State Reg. 691295-3549
                  Lynghals 1, 110 Reykjavik

BENEFICIARY:      Miojan ehf., Reykjavik
                  580294-3580
                  Hlioarsmari 17, 200 Kopavogur


At the request of Islensk erfoagreining ehf., State Reg. No. 691295-3549, the National Bank of Iceland, State Reg. No. 680482-0639, hereby guarantees payment to you of ISK 11,230,800.00 - ISK eleven million two hundred and thirty thousand eight hundred 00/100 - in accordance with the provisions of a lease offer dated 18 February 2000, the property concerned being 50% of the second floor and the entire third and fourth floors of the building Hlioarsmari 15.

The Guarantee extends to the performance of a Leasing Contract in accordance with Article 12 of the Contract on guarantees.

The Guarantee shall remain valid until 31 August 2005.

In the event of disputes arising in relation to this Guarantee, such disputes shall be submitted to the District Court of Reykjavik.


                           Reykjavik, 28 February 2000
                           The National Bank of Iceland
                                Breioholt Office

                           Tomas Hallgrimsson [sign.]

                           Margret Arnadottir [sign.]



                                                       1 March 2000
                                                       Jon Por Hjaltason [sign.]
                                                       Miojan hf.